                                                                    EXHIBIT 5.37

                                                                          No.
                                                                              --

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                  "A" WARRANT
                                  -----------


Company:               PCSupport.com, Inc., a Nevada corporation

Number of Shares:      1,000,000

Class of Stock:        Common Stock

Issue Date:            January __, 2000

Expiration Date:       July __, 2001

     FOR VALUE RECEIVED, the adequacy and receipt of which is hereby acknowledged, PCSupport.com, Inc., a Nevada corporation (the "Company"), hereby certifies that ICE Holdings North America, L.L.C., and its successors and assigns, are entitled to purchase from the Company ONE MILLION (1,000,000) fully paid and non-assessable shares of Common Stock of the Company at any time and from time to time on and after the date hereof until 12:00 midnight New York local time on July __, 2001 at an exercise price of ONE DOLLAR AND FIVE CENTS ($1.05) per share of Common Stock, on the terms and conditions hereinafter set forth.

     1.   Certain Definitions.  Capitalized terms used herein and not otherwise
          -------------------
defined shall have the meanings set forth in the Revolving Credit Agreement, dated as of January __, 2000, by and between the Company and ICE Holdings North America, L.L.C. (the "Revolving Credit Agreement"). As used in this Warrant, the following terms have the following definitions:

          "Additional Shares of Common Stock" means all shares of Common Stock
           ---------------------------------
issued or issuable by the Company after the date of this Warrant, except for shares of Common Stock issued or issuable upon (i) the exercise of currently outstanding options or warrants or (ii) the conversion of currently outstanding Convertible Securities.

          "Common Stock" means the Company's Common Stock, $.001 par value per
           ------------
share, and includes any common stock of the Company of any class or classes resulting from any reclassification or reclassifications thereof which is not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Company" means  PCSupport.com,Inc., a Nevada corporation.
           -------

          "Conversion Date" means the date that the Company receives this
           ---------------
Warrant pursuant to the Warrantholders' Conversion Right pursuant to Section 3 hereof, or on such later date as specified by the Warrantholders.

          "Conversion Right" has the meaning set forth in Section 3(a).
           ----------------

          "Convertible Securities" means evidence of indebtedness, shares of
           ----------------------
stock or other securities which are at any time directly or indirectly convertible into or exchangeable for shares of Common Stock.

          "Current Market Price" of a share of Common Stock or of any other
           --------------------
security as of a relevant date means: (i) the Fair Value thereof as determined in accordance with clause (ii) of the definition of Fair Value with respect to Common Stock or any other security that is not listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ (including the OTC Electronic Bulletin Board), and (ii) the average of the daily closing prices for the twenty (20) trading days before such date (excluding any trades which are not bona fide arm's length transactions) with respect to Common Stock or any other security that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ (including the OTC Electronic Bulletin Board). The closing price for each day shall be (i) the last sale price of shares of Common Stock or such other security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or if no securities of the same class as such other security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Warrantholders.

          "Exchange Act" means the Securities Exchange Act of 1934.
           ------------

          "Exercise Period" means the period commencing on the Issue Date and
           ---------------
ending at 12:00 midnight New York local time on the Expiration Date.

          "Exercise Price" means the original exercise price set forth in the
           --------------
first paragraph of this Warrant, as may be adjusted from time to time pursuant to Section 6.

          "Expiration Date" means July __, 2001.
           ---------------

          "Fair Value" means: (i) with respect to a share of Common Stock or any
           ----------
other security, the Current Market Price thereof, and (ii) with respect to any other property, assets, business or entity, an amount determined in accordance with the following procedure: The Company and the holders of the Warrants and Warrant Shares, as applicable, shall use their best efforts to mutually agree to a determination of Fair Value within ten (10) days of the date of the event requiring that such a determination be made. If the Company and such holders are unable to reach agreement within said ten (10) day period, the Company and such holders shall within ten (10) days of the expiration of the ten (10) day period referred to above each retain a separate independent investment banking firm (which firm shall not be the investment banking firm regularly retained by the Company). If either the Company or such holders fails to retain such an investment banking firm during such period, then the independent investment banking firm retained by such holders or the Company, as the case may be, acting alone, shall take the actions outlined below. Such firms shall determine (within thirty (30) days of their being retained) the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holders. If such firms cannot jointly make the determination, then, unless otherwise directed by agreement of the Company and such holders, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company and such holders, which firm shall make the determination and render an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by any and all such independent investment banking firms shall be paid 50% by the Company and 50% by the Warrantholders. If there is more than one holder of Warrants, and/or Warrant Shares entitled to a determination of Fair Value in any particular instance, each action to be taken by the holders of such Warrants and/or Warrant Shares under this Section shall be taken by a majority in interest of such holders and the action taken by such majority (including as to any mutual agreement with the Company with respect to Fair Value and as to any selection of investment banking firms) shall be binding upon all such holders. In the case of a determination of the Fair Value per share of Common Stock, the Company and such holders shall not take into consideration, and shall instruct all such investment banking firms not to take into consideration, any premium for shares representing control of the Company, any discount for any minority interest therein or any restrictions on transfer under applicable federal and state securities laws or otherwise.

          "Indemnified Party" and "Indemnifying Party" have the meanings set
           -----------------       ------------------
forth in Section 11(e)(iii).

          "Issue Date" means January __, 2000.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Warrant(s)" means this Warrant and any warrants issued in exchange or
           ----------
replacement of this Warrant or upon transfer hereof.

          "Warrantholder(s)" means Phoenix Capital Corporation, a New York
           ----------------
corporation and its successors and assigns.

          "Warrant Shares" means shares of Common Stock issuable to
           --------------
Warrantholders pursuant to the Warrants.

     2.   Exercise of Warrant.  This Warrant may be exercised, in whole or in
          -------------------
part, at any time and from time to time during the Exercise Period by written notice to the Company and upon payment to the Company of the Exercise Price for the shares of Common Stock in respect of which the warrant is exercised.

     3.   Form of Payment of Exercise Price.  Anything contained herein to the
          ---------------------------------
contrary notwithstanding, at the option of the Warrantholders, the Exercise Price may be paid in any one or a combination of the following forms: (a) by wire transfer to the Company, (b) by the Warrantholders' cashier's or bank check to the Company, (c) by the cancellation of any indebtedness owed by the Company and/or any subsidiaries of the Company to the Warrantholders, but only to the extent such indebtedness represents (i) amounts drawn down by the Company under the Revolving Credit Agreement (including accrued interest), (ii) all or a portion of the Debt Financing Fee or the Retainer payable by the Company to the Warrantholders; or (iii) all or a portion of the Warrantholders' legal fees for documentation of the Revolving Credit Agreement payable by the Company to the Warrantholders, and/or (d) by the surrender to the Company of Warrants, Warrant Shares, Common Stock and/or other securities of the Company and/or any subsidiaries of the Company having a Fair Value equal to the Exercise Price.

     4.   Cashless Exercise/Conversion.  In lieu of exercising this Warrant as
          ----------------------------
specified in Sections 2 and 3 above, the Warrantholders may from time to time at the Warrantholders' option convert this Warrant, in whole or in part, into a number of shares of Common Stock of the Company determined by dividing (A) the aggregate Fair Value of such shares or other securities otherwise issuable upon the exercise of this Warrant minus the aggregate Exercise Price of such shares by (B) the Fair Value of one such share.

     5.   Certificates for Warrant Shares: New Warrant.  The Company agrees that
          --------------------------------------------
the Warrant Shares shall be deemed to have been issued to the Warrantholders as the record owner of such Warrant Shares as of the close of business on the date on which payment for such Warrant Shares has been made (or deemed to be made by conversion) in accordance with the terms of this Warrant. Certificates for the Warrant Shares shall be delivered to the Warrantholders within a reasonable time, not exceeding five (5) business days, after this Warrant has been exercised or converted. A new Warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable also shall be issued to the Warrantholders within such time so long as this Warrant has been surrendered to the Company at the time of exercise.

     6.   Adjustment of Exercise Price, Number of Shares and Nature of
          ------------------------------------------------------------
Securities Issuable Upon Exercise of Warrants.
---------------------------------------------

          (a)  Exercise Price: Adjustment of Number of Shares.  The Exercise
               ----------------------------------------------
Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price (except for any adjustment under Section 6(b), in which case the number of shares that can be purchased will not be adjusted), the Warrantholders shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b)  Adjustment of Exercise Price Upon Issuance of Common Stock.  If
               ----------------------------------------------------------
and whenever after the date hereof the Company shall (i) reprice any outstanding options, warrants, or Convertible Securities or (ii) issue or sell Additional Shares of Common Stock or options, warrants or Convertible Securities to any person by virtue of such person's holding outstanding options, warrants or Convertible Securities (except pursuant to an offer or issuance to all of the Company's stockholders), then, if the lowest price relating to any such repricing, issuance or sale, is lower than the Exercise Price in effect immediately prior to such repricing, issuance or sale, then the Exercise Price shall be reduced to equal such lowest price.

               No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.10 per share or more.

               The provisions of this Section 6(b) shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock split or dividend for which an adjustment is provided for under Section 6(e).

          (c)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any consolidation, merger or sale of all or substantially all of the assets of the Company unless prior to or simultaneous with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or purchase of such assets shall assume, by written instrument executed and mailed or delivered to the Warrantholders, the obligation to deliver to such Warrantholders such cash (or cash equivalent), shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholders may be entitled to receive and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder; provided, however, in the case during the 18-month period following the Issue Date of any consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, at the election of each Warrantholder, in lieu of receiving such stock, securities or assets, such Warrantholder shall receive cash equal to the Fair Value of the Common Stock issuable upon exercise of the Warrant, less the Exercise Price payable upon exercise thereof.

               In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to purchase any Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets of such merged corporation as the Board of Directors of the Company shall in good faith determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be, and the Exercise Price shall be adjusted in accordance with this Section 6(c).

          (d)  Company to Prevent Dilution.  In case at any time or from time to
               ---------------------------
time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Warrantholders under any provision of this Warrant, unless the adjustment necessary shall be agreed upon by the Company and the Warrantholders, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (who have not been employed by the Company within the last five years), acceptable to the Warrantholders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this
Section 6, necessary with respect to the Exercise Price and the number of shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Warrantholders. Upon receipt of such opinion, such Board of Directors shall forthwith make the adjustments described therein.

          (e)  Stock Splits, Stock Dividends and Reverse Splits.  In case at any
               ------------------------------------------------
time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall effect a stock dividend, the Exercise price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine it outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

          (f)  Dissolution, Liquidation and Wind-Up.  In case the Company shall,
               ------------------------------------
at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Warrantholders shall be entitled, upon the exercise of this Warrant, to receive in lieu of the shares of Common Stock of the Company which such Warrantholders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Warrantholders upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such Warrantholders been the holders of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

          (g)  Redemption.  The Company may call the Warrant for redemption at a
               ----------
price of $0.01 for the Warrant, by written notice specifying the redemption date, such notice to be mailed at least 30 days before such redemption date, to the Holder; provided, however, that such notice may only be mailed following the Company's accepting an equity public offering and only if at the time of mailing the Warrant Shares have been registered under the Securities Act and such shares are not subject to selling restrictions under the terms of the public offering, as follows:

          (i) 50% of the original amount of shares covered by the Warrant if the offering is for at least $3,000,000 at a share price of at least $3.

          (ii) 75% of the original amount of shares covered by the Warrant if the offering is for at least $4,000,000 at a share price of at least $4.

          (iii) 100% of the original amount of shares covered by the Warrant if the offering is for at least $5,000,000 at a share price of at least $5.

The Warrant may be exercised at any time prior to the close of business on the date prior to the redemption date, and if not then exercised will terminate and be cancelled as to that portion of the Warrant called for redemption. If the Warrant is exercised and the public offering is not closed within 30 days following such exercise, the Warrantholder shall have the right, exercisable by delivering written notice to the Company within ten days following the expiration of the foregoing 30-day period to rescind the exercise of the Warrant. Upon exercise of the Warrant, the Warrantholder may request that the proceeds of its exercise be escrowed pending expiration of the applicable rescission period, in which case the Warrant Shares issuable upon such exercise will also be escrowed during such period.

     7.   Special Agreements of the Company.
          ---------------------------------

          (a)   Reservation of Shares.  The Company covenants and agrees that
                ---------------------
all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any Shareholder, and from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price.

          (b)   Avoidance of Certain Actions.  The Company will not, by
                ----------------------------
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment of their rights hereunder.

          (c)   Securing Governmental Approvals.  If any shares of Common Stock
                -------------------------------
required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (d)   Listing on Securities Exchanges; Registration.  If, and so long
                ---------------------------------------------
as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company.

          (e)   Information Rights.  So long as the Warrantholders hold this
                ------------------
Warrant and/or any of the Warrant Shares, the Company shall deliver to the Warrantholders (i) promptly after mailing, copies of all communications to the shareholders of the Company, (ii) within one hundred five (105) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by the independent public accountants of recognized standing, and
(iii) within fifty (50) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          (f)  Preemptive Rights.  In the event the Company offers to the
               -----------------
Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock issuable pursuant to the Warrants shall be deemed to be issued and outstanding and held by the Warrantholders and the Warrantholders shall be entitled to participate in such rights offering.

          (g)  Compliance with Law.  The Company shall comply with all
               -------------------
applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

     8.   Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Value of one share of Common Stock.

     9.   Notices of Stock Dividends, Subscriptions, Reclassifications,
          -------------------------------------------------------------
Consolidations, Mergers, etc.  If at any time:  (i) the Company shall declare a
----------------------------
cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

     10.  Registered Holder; Transfer of Warrants or Warrant Shares.
          ---------------------------------------------------------

          (a)  Maintenance of Registration Books; Ownership of this Warrant.
               ------------------------------------------------------------
The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          (b)  Exchange and Replacement.  This Warrant is exchangeable upon
               ------------------------
surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with all restrictions and provisions of this Warrant, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee(s), upon surrender of this Warrant, duly endorsed, to said office of the Company accompanied by a Form of Assignment in the form attached hereto as Exhibit "B". Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security, and the holder of such Warrant will indemnify and hold the Company and its officers, directors, affiliates, agents, employees, successors and assigns, harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense incurred, suffered or accrued by any of them, directly or indirectly, as a result of or based upon the making or deliverance of such new Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this
Section 10.

          (c)  Warrants and Warrant Shares Not Registered.  The holder of this
               ------------------------------------------
Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Warrantholders are acquiring this Warrant for investment and not with a view to distribution.

     11.  Registration.
          ------------

          (a)  Registration Under the Securities Act.  The Warrant and the
               -------------------------------------
shares of Common Stock issuable upon exercise of the Warrant and any of the other securities issuable upon exercise of the Warrant have not been registered under the Securities Act for public resale. Upon exercise, in part or in whole, of the Warrant, certificates representing the shares of Common Stock and any other securities issuable upon exercise, of the Warrant (collectively, the "Warrant Securities") shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Securities Act is available.

          (b)  Piggyback Registration.  If the Company proposes for any reason
               ----------------------
to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) by filing a registration statement with the Securities and Exchange Commission (the "Commission") and such registration, together with any prior registration(s) of Primary Shares (as hereinafter defined) (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), would cause the Company to have registered in excess of $3,000,000 of Primary Shares (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), then the Warrantholders shall be entitled to piggyback registration rights, as set forth herein, with respect to such registration and all subsequent registrations of Primary Shares or Other Shares (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto). If the Company proposes for any reason to register Primary Shares or Other Shares, and such registration is a registration as to which the Warrantholders have piggyback registration rights pursuant to the previous sentence, the Company shall promptly give written notice to the Warrantholders of its intention to so register such Primary Shares or Other Shares and, upon the written request, delivered to the Company within 15 days after delivery of any such notice by the Company, of the Warrantholders to include in such registration Warrant Securities (which request shall specify the number of Warrant Securities proposed to be included in such registration), the Company shall use its commercially reasonable best efforts to cause all such Warrant Securities of the Warrantholders delivering such notice to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, for the offering in good faith advises the Company that the inclusion of all Warrant Securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Warrant Securities and Other Shares proposed to be included in such registration shall be included in the following order:

          (i)   if the Company proposes to register Primary Shares:


                (A)  first, the Primary Shares; and

                (B) second, the Warrant Securities and Other Shares requested to be included in such registration (or, if necessary, such Warrant Securities and Other Shares pro rata among the holders thereof based upon the number of Warrant Securities and Other Shares requested by each such holder); or

          (ii) if the Company proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares:


                (A) first, the Other Shares held by the parties demanding such registration;

                (B) second, the Warrant Securities and Other Shares (other than shares registered pursuant to Section 11(b)(ii)(A) hereof) requested to be registered by the holders thereof (or, if necessary, pro rata among the holders thereof based on the number of Warrant Securities and Other Shares requested to be registered by such holders); and

                (C)  Third, the Primary Shares.

     For purposes hereof the term "Other Shares" means at any time those shares of Common Stock held by any person (or issuable upon exercise or conversion of any security held by such person) that do not constitute Primary Shares or Warrant Securities. The term "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

          (c)   Demand Registration.
                -------------------

                (i) At any time following 180 days from the date hereof, the Warrantholders shall have the right (which right is in addition to the registration rights under Section 11(b) hereof), exercisable by written notice to the Company after that date, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Warrantholders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Warrant Securities for the earlier of (i) one year following the effectiveness of the registration statement or (ii) until all of the Warrant Securities are sold.

                (ii) Notwithstanding the foregoing, the Company may delay the filing or effectiveness of any registration statement for a period of up to 180 days after the receipt of a demand for registration pursuant to subsection (a) above if at the time of receipt of such demand the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the Company may include Warrant Securities pursuant to and subject to the limitations of
Section 11(b);

                (iii) The Warrantholders, upon receipt of any notice from the Company of any event of the kind described in Section 11(d)(ix) hereof, shall forthwith discontinue disposition of the Warrant Securities pursuant to the registration statement covering such Warrant Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section

11(d)(ix) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Warrant Securities at the time of receipt of such notice.

          (d)   Covenants of the Company With Respect to Registration.  In
                -----------------------------------------------------
connection with any registration under Section 11(b) or 11(c) hereof, the Company covenants and agrees as follows:

                (i) The Company shall use commercially reasonable best efforts to file a registration statement within 45 days of receipt of any demand therefor, shall use commercially reasonable best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the holders desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

                (ii) The Company shall pay all costs (excluding any underwriting or selling commissions or other charges of any broker-dealer or any attorney or other person acting on behalf of holders of Warrant Securities), fees and expenses in connection with all registration statements filed pursuant to Sections 11(b) and 11(c)(i) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                (iii) The Company will take all necessary action which may be reasonably required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of the states requested by the holders of Warrant Securities.

                (iv) The Company shall indemnify each of the holders of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that (i)
                                                     --------  -------
the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the holder specifically for inclusion therein.

                (v) Nothing contained in this Agreement shall be construed as requiring the Warrantholders to exercise the Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

                (vi) If the offering is underwritten, the Company shall furnish to each holder of Warrant Securities participating in the offering and to each underwriter a signed counterpart, addressed to such holder or underwriter, of
(i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities that utilize the particular form of registration statement which is then being utilized by the Company.

                (vii) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                (viii) The Company shall deliver promptly to each holder of Warrant Securities participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

                (ix) The Company shall notify the holder of such Warrant Securities on a timely basis at any time when a prospectus relating to such Warrant Securities is required to be delivered under the Securities Act within the appropriate period set forth in Section 11(c)(i), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holder, prepare and furnish to the holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in light of the circumstances then existing.

     12.  Representation and Warranties.  The Company hereby represents and
          -----------------------------
warrants to and covenants with Warrantholder that:

          (a)   Organization and Capitalization of the Company.  The Company is
                ----------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. As of the date hereof, the authorized capital of the Company consists of 100,000,000 shares of Common Stock of which 6,425,569 shares of Common Stock are issued and outstanding. The Company has, and at all times during the Exercise Period will have, reserved for issuance pursuant to the Warrants that number of shares of Common Stock that are issuable pursuant to the Warrants. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of the Warrants, except that there are 1,136,438 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options. Except under this Warrant, there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All of the outstanding shares of Common Stock and Preferred Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

          (b)   Authority.  The Company has full corporate power and authority
                ---------
to execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          (c)   No Legal Bar.  Neither the execution, delivery or performance
                ------------
of this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant will (a) conflict with or result in a violation of the Articles of Incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

          (d)  Validity of Shares.  When issued upon the exercise of this
               ------------------
Warrant as contemplated herein, the shares of Common Stock so issued will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

          (e) From and after the hereof, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company shall forthwith upon request furnish any holder of Registrable Stock (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this
Section 12(e) is to enable any such holder to comply with the current public information requirement contained in Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 and Rule 144A under the Securities Act (or any similar exemptive provision hereafter in effect).

     13.  Miscellaneous Provisions.
          ------------------------

          (a)  CHOICE OF LAW AND VENUE.
               -----------------------

               (i) THE VALIDITY OF THIS WARRANT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

               (ii) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL OR STATE COURTS LOCATED IN CITY, COUNTY AND STATE OF NEW YORK, OR, AT THE SOLE OPTION OF THE WARRANTHOLDER, IN ANY OTHER COURT IN WHICH THE WARRANTHOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE COMPANY AND WARRANTHOLDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(a)(ii).

               (iii) WAIVER OF JURY TRIAL.  THE COMPANY AND WARRANTHOLDER HEREBY
                     --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                 (b)  Notices.  All notices or demands by any party relating to
                      -------
this Warrant shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to the Company and Warrantholder, as the case may be, at their addresses set forth below:

If to Company:        PCSupport.com, Inc.
                      Suite 280, 4400 Dominion Street
                      Burnaby, British Columbia, Canada V5G 4G3
                      Attention:  David W. Rowat, Vice President, Finance and
                                  Business Development

                      with a copy to:

                      Sanford J. Hillsberg, Esq.
                      Troy & Gould Professional Corporation
                      1801 Century Park East
                      Los Angeles, California 90067

If to Warrantholder:  ICE Holdings North America, L.L.C.
                      645 Madison Avenue, 13th Floor
                      New York, New York 10022
                      Attention:  Andrew Smith

                      with a copy to:

                      James D. Fornari, Esq.
                      645 Madison Avenue, 13th Floor
                      New York, New York 10022

                      The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 13(b) shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail or one (1) calendar day after deposit thereof with an overnight delivery service.

                 (c)  Successors and Assigns.  This Warrant shall bind and inure
                      ----------------------
to the benefit of the respective successors and assigns of each of the parties hereto. Warrantholder and its successors and assigns may assign this Warrant and its rights and duties hereunder. Warrantholder reserves the right to sell, assign and/or transfer all or any part of, or any interest in Warrantholder's rights and benefits hereunder.

                 (d)  Attorneys' Fees.  Should the Company or any Warrantholder
                      ---------------
retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys' fees for the services rendered to such prevailing party. Notwithstanding the foregoing, Warrantholder shall be entitled to attorneys' fees in connection with the protection and exercise of its rights hereunder incurred pursuant to proceedings arising under the Bankruptcy Code.

                 (e)  Entire Agreement; Amendments and Waivers.  This Warrant
                      ----------------------------------------
sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

          (f)  Severability.  If any term of this Warrant as applied to any
               ------------
person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

          (g)  Headings.  The headings in this Warrant are inserted only for
               --------
convenience of reference and shall not be used in the construction of any of its terms.

          (h)  Survival of Representations, Warranties and Covenants.  All
               -----------------------------------------------------
representations, warranties and covenants contained herein shall survive the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of the rights hereunder. Warrantholder and each holder of Warrant Shares shall continue to be entitled to the rights contained herein indefinitely until, by their respective terms, they are no longer operative.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers effective as of the date first set forth above.

                                    PCSupport.com, Inc.
                                    a Nevada corporation,


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                  EXHIBIT "A"

                               FORM OF EXERCISE

                 (To be signed only upon exercise of Warrant)


To:
     --------------------------------

     --------------------------------

     --------------------------------

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,              * shares of Common Stock of
                     -------------                            -----------------
and herewith makes payment therefor by the following method or methods described
in the Warrant                                    , and requests that the
               -----------------------------------
certificates for such shares be issued in the name of, and delivered to,
                      , whose address is                                      .
----------------------                   -------------------------------------


Dated:
        --------------------


     ----------------------------------------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


     ----------------------------------------------------------------------
                                   (Address)



---------------------

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                  EXHIBIT "B"

                              FORM OF ASSIGNMENT

                 (To be signed only upon transfer of Warrant)



     For value received, the undersigned hereby sells, assigns and transfers
unto                               the right represented by the within Warrant
     -----------------------------
to purchase          shares of Common Stock of                      to which the
            --------                           --------------------
within Warrant relates, and appoints                             as Attorney-in-
                                     ---------------------------
Fact to transfer such right on the books of                          with full
                                            ------------------------
power of substitution in the premises. The Warrant being transferred hereby is
the Common Stock Purchase Warrant issued by                    as of January   ,
                                            ------------------               --
2000.

Dated:
        --------------------


     ----------------------------------------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


     ----------------------------------------------------------------------
                                   (Address)